UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 26, 2005

PACIFIC ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	313345	68-0490580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA  90805
(Address of principal executive office)

(562) 728-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Tuesday, July 26, 2005, Pacific Energy GP, LP (the “General Partner”), the general partner of Pacific Energy Partners, L.P. (the “Partnership”), amended and restated the Long-Term Incentive Plan (the “LTIP”) of Pacific Energy GP, Inc., the predecessor to the General Partner.  The amendments to the LTIP are primarily conforming changes related to the March 3, 2005 purchase by LB Pacific, LP of the General Partner.  The conforming changes include replacing references to “The Anshutz Corporation,” the former owner of the General Partner, with references to “Lehman Entities,” which generally means entities directly or indirectly controlled by the current ultimate owner of the General Partner, replacing references to “Pacific Energy GP, Inc.” with references to the General Partner, and expanding the employees and directors eligible to participate in the LTIP to the employees and directors of Pacific Energy Management LLC (“PEM”), the general partner of the General Partner.  In addition to the conforming changes, the definition of “Change of Control” was amended to include situations where the Lehman Entities cease to own at least 20%, on a fully diluted basis, of the economic interests in the General Partner or PEM and the definition of “Good Reason” was expanded to include the failure of PEM to comply with any provision of an employment agreement of an LTIP participant and situations where PEM requires an LTIP participant, as a condition to continuing employment, to relocate his or her principal workplace by a distance of more than 50 miles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.

	By:	PACIFIC ENERGY GP, LP, its general partner

		By:	PACIFIC ENERGY MANAGEMENT LLC, its general partner

			By:	/s/ Lynn T. Wood
Lynn T. Wood
Vice President, General Counsel and Secretary

Dated: August 1, 2005